Exhibit 10.7

PERFORMANCE FOOD GROUP COMPANY

(f/k/a WELLSPRING DISTRIBUTION CORP.)

AMENDED AND RESTATED 2007 MANAGEMENT OPTION PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE; ADMINISTRATION

1.1 Establishment. The 2007 Management Option Plan of Performance Food Group Company (f/k/a Wellspring Distribution Corp.), a Delaware corporation (the “Company”), which was originally adopted by the Company’s board of directors (the “Board”) effective as of August 24, 2007 (the “Original Effective Date”) and amended and restated in its entirety as of May 23, 2008, is hereby amended and restated in its entirety as of July 30, 2015 (the “Effective Date”). Such plan, as amended and restated herein, is referred to as the “Performance Food Group Company Amended and Restated 2007 Management Option Plan” (the “Plan”).

1.2 Purpose. The Plan is intended to promote the long-term growth and profitability of the Company and its Subsidiaries by providing those persons who are or will be involved in the Company’s and its Subsidiaries’ growth with an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company and its Subsidiaries. Under the Plan, the Company may make Awards (as defined in Section 3.1 below) to such present and future officers, directors, employees, consultants, and advisors of the Company or its Subsidiaries as may be selected in the sole discretion of the Board (collectively, “Participants”).

1.3 Administration. The Board shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (a) to interpret the terms of this Plan, the terms of any Awards made under this Plan, and the rules and procedures established by the Board governing any such Awards, (b) to determine the rights of any person under this Plan, or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Board, (c) to select Participants for Awards under the Plan, (d) to set the exercise price of any Options, (e) to establish or amend performance and vesting standards, (f) to impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate, (g) to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (h) to correct any defect or omission or reconcile any inconsistency in the Plan, and (i) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, subject to such limitations as may be imposed by the Code or other applicable law. Each action of the Board shall be binding on all persons. The Board may, to the extent permissible by law, delegate any of its authority hereunder to any duly authorized committee of the Board or any other persons as it deems appropriate.

ARTICLE II

DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below:

“Acceleration Date” means the later of (x) March 12, 2019 and (y) the fourth anniversary of the recipient’s date of grant.

“Affiliate” of a Person means any other person, entity, or investment fund controlling, controlled by, or under common control with such Person and, in the case of a Person which is a partnership, any partner of such Person.

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions, and limitations applicable to an Award. All Award Agreements shall be deemed to include all of the terms and conditions of the Plan, except to the extent otherwise set forth in an Award Agreement and approved by the Board.

“Award Stock” with respect to a Participant, means any Class B Common Stock issued to such Participant upon exercise of any Options granted hereunder. For all purposes of this Plan, Award Stock will continue to be Award Stock in the hands of any holder (including any Permitted Transferee) other than a Participant (except for the Company and purchasers pursuant to a Repurchase Notice or a Public Sale), and each such other holder of Award Stock will succeed to all rights and obligations attributable to such Participant as a holder of Award Stock hereunder. Award Stock will also include shares of the Company’s capital stock issued with respect to shares of Award Stock by way of a stock split, stock dividend or other recapitalization.

“Cause” means, for any Participant, the meaning given to such term in an employment or other similar agreement entered into on or after the Original Effective Date and approved by the Board, or in the absence of such an agreement it shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud, (ii) conduct that brings or is reasonably likely to bring the Company or its Subsidiaries into public disgrace or disrepute, (iii) repeated failure to perform duties as reasonably directed by the Board or such Participant’s supervisor(s), (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, or (v) any breach of the terms of this Plan, an Award Agreement, or a material provision of any other agreement with the Company or any of its Subsidiaries to which such Participant is a party.

“Change in Control” means (i) prior to an Initial Public Offering, any transaction or series of related transactions which result in the Sponsors ceasing collectively to own shares of Common Stock which represent at least 50% of the total voting power or economic interest in the Company, (ii) at any time, any transaction or series of related transactions which result in an Independent Third Party acquiring shares of Common Stock which represent more than 50% of the total voting power or economic interest in the Company, and (iii) at any time, a sale or disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided that, in the case of clauses (i) and (ii) above, such transactions shall only constitute a Change in Control if they result in the Sponsors ceasing to have the power (whether by ownership of voting securities, contractual right, or otherwise) collectively to elect a majority of the Board.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $.01 per share, or, in the event that the outstanding shares of Class A Common Stock are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

“Class B Common Stock” means the Company’s nonvoting Class B Common Stock, par value $.01 per share, or, in the event that the outstanding shares of Class B Common Stock are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Common Stock” means, collectively, the Class A Common Stock and Class B Common Stock, or, in the event that the outstanding shares of Common Stock are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

“Competing Business” means, with respect to any Participant at any time, any Person that is engaged in, or has plans to engage in, at any time during the Non-Competition Period, any activity that competes with one or more of the businesses (a) conducted by the Company or any of its Subsidiaries during Participant’s employment with (or provision of services to) to the Company or (b) then proposed to be conducted by the Company or any of its Subsidiaries as of the Participant’s Termination Date.

“Disability” means, for any Participant, the meaning given to such term in an employment or other similar agreement entered into on or after the Original Effective Date and approved by the Board, or in the absence of such an agreement it shall mean Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively Participant’s duties and obligations to the Company and its Subsidiaries or to participate effectively and actively in the management of the Company and its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

“Fair Market Value” of a share of Award Stock (or any other security) means the fair market value of a share of Award Stock (or such other security, as applicable) as determined in good faith by the Board, and such determination shall be binding and conclusive on the Company, the Participants, and all other Persons interested in this Plan.

“Independent Third Party” means any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who, immediately prior to the contemplated transaction or series of related transactions, does not own in excess of 5% of the Company’s Common Stock on a fully-diluted basis, who is not an Affiliate of any such 5% owner of the Company’s Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company’s Common Stock.

“Initial Public Offering” means an initial public offering, after the Original Effective Date, of the Company’s Common Stock pursuant to an offering registered under the Securities Act, other than any such offerings which are registered on Forms S-4 or S-8 under the Securities Act.

“IPO Measurement Date” means the last day of the 90 consecutive trading days following an Initial Public Offering.

“Non-Competition Period” for a Participant means the period of such Participant’s employment plus one (1) year after such Participant’s Termination Date. In no event shall any amount received by a Participant pursuant to Article IX of the Plan constitute severance or other similar payments for purposes of this definition.

“Original Value” for each share of Award Stock which is originally issued upon exercise of any Options will be equal to the exercise price paid by the Participant for such share of Award Stock, as proportionally adjusted for all stock splits, stock dividends, and other recapitalizations affecting the Award Stock subsequent to the Original Effective Date.

“Permitted Transferee” with respect to any Participant means such Participant’s spouse and descendants (whether natural or adopted) and any trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his or her capacity as such custodian or guardian, in each case which transferee has executed and delivered to the Company the documents required under Section 5.5(b).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public through a broker, dealer or market maker pursuant to Rule 144 promulgated under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement which is attached hereto as Exhibit A.

“Retirement” means, for any Participant, the meaning given to such term in an employment or other similar agreement entered into by such Participant on or after the Original Effective Date and approved by the Board, or in the absence of such an agreement it shall mean voluntary resignation by such Participant at or after the age of sixty-two (62) following continuous employment by the Company and its Subsidiaries for a period of at least ten (10) years.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Sponsor Inflows” means, without duplication, as of the applicable measurement date, all cash payments (excluding management and transaction fees and expense reimbursements) received by the Sponsors with respect to or in exchange for equity securities (including securities which are convertible into equity securities) of the Company (whether such payments are received from the Company or any third party) from the Original Effective Date through such measurement date. If the measurement date is the date of consummation of a Change in Control, any equity securities (including securities which are convertible into equity securities) held by the Sponsors and not transferred in such Change in Control will be deemed to have been sold on such measurement date for the price per share for such equity securities implied by the Change in Control. With respect to the IPO Measurement Date in Sections 4.2(b)(ii) and 4.2(c)(ii) only, any equity securities (including securities which are convertible into equity securities) held by the Sponsors will be deemed to have been sold as of the IPO Measurement Date at a price per share equal to the weighted average (by dollar volume) of the closing trading price for each of the ninety (90) consecutive trading days ending on the IPO Measurement Date.

“Sponsor IRR” as of any measurement date, means the annual interest rate (compounded annually) which, when used to calculate the net present value of all Sponsor Inflows and all Sponsor Outflows, causes such net present value amount to equal zero. The Sponsor IRR shall be determined in good faith by the Board.

“Sponsor Outflows” means, without duplication, as of the applicable measurement date, all cash payments made by the Sponsors (on a cumulative basis) with respect to or in exchange for equity securities (including securities which are convertible into equity securities) of the Company (whether such payments are made to the Company or any third party) from the Original Effective Date until such measurement date.

“Sponsors” means, collectively, Blackstone Capital Partners V L.P. and Wellspring Capital Partners IV, L.P., in each case together with their respective Affiliates.

“Stockholders Agreement” means the Stockholders Agreement, which is attached hereto as Exhibit B.

“Subsidiary” means any corporation, partnership, limited liability company, or other entity in which the Company owns, directly or indirectly, stock or other equity securities or interests possessing 50% or more of the total combined voting power of such entity.

“Termination Date” means the earliest date on which a Participant is no longer employed by the Company or any of its Subsidiaries for any reason. For the avoidance of doubt, a Participant’s Termination Date shall be considered to be the last date of such Participant’s actual employment with the Company or one of its Subsidiaries, whether such day is selected by agreement with the Participant or unilaterally by the Company or such Subsidiary and whether advance notice is or is not given to the Participant; no period of notice that is or ought to have been given under applicable law in respect of the termination of employment will be taken into account in determining entitlement under the Plan. Furthermore, a Participant who goes on a leave of absence approved by the Company or one of its Subsidiaries shall not be deemed to have ceased their employment with the Company or its Subsidiaries during the period of such approved leave; provided that, the time vesting of such Participant’s Options under Section 4.2 and the accrual of the Time-Vested Percentage shall be suspended during the period of such leave, except to the extent required by applicable law.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition (whether with or without consideration and whether voluntary or involuntary or by operation of law, including to the Company or any of its Subsidiaries) of any interest.

ARTICLE III

AWARDS AND ELIGIBILITY

3.1 Awards. Awards under the Plan shall be granted in the form of non-qualified stock options (“Options” or “Awards”), as described in Article IV of the Plan. For the avoidance of doubt, no Option shall be an incentive stock option within the meaning of Section 422(a) of the Code or any successor provision. Each grant of Options shall be evidenced by a written Award Agreement containing such restrictions, terms, and conditions, if any, as the Board may require; provided that, except as otherwise expressly provided in an Award Agreement, if there is any conflict between any provision of the Plan and an Award Agreement, the provisions of the Plan shall govern.

3.2 Maximum Shares Available. An aggregate of no more than 13,290,684 shares of Class B Common Stock shall be reserved for issuance with respect to Options. All Awards shall be subject to adjustment by the Board as follows. In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Class B Common Stock, the Board shall make such changes in the number and type of shares of Class B Common Stock covered by outstanding Awards and the terms thereof as the Board determines in its sole discretion are necessary to prevent dilution or enlargement of rights of Participants under the Plan. Without limiting the generality of the foregoing, in the event of any such transaction, the Board shall have the power to make such changes as it deems appropriate in the number and type of shares covered by outstanding Awards or available to be granted under this Plan, the prices specified therein, and the securities or other property to be received upon exercise (which may include providing for cash payment in exchange for cancellation of outstanding Options (or no consideration in the case of unvested Options)). If any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of Class B Common Stock or payment thereunder, the shares with respect to which such Options were granted shall again be available under this Plan, subject to the foregoing maximum amounts. Similarly, if any shares of Class B Common Stock issued hereunder, upon exercise of Options, are repurchased hereunder, such shares shall again be available under this Plan for reissuance, subject to the foregoing maximum amounts. Shares of Class B Common Stock to be issued upon exercise of Options hereunder may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Board shall determine.

3.3 Eligibility. The Board may, from time to time, select the Participants who shall be eligible to participate in the Plan and the Awards to be made to each such Participant. The Board may consider any factors it deems relevant in selecting Participants and in making Awards to such Participants. The Board’s determinations under the Plan (including without limitation determinations of which persons are to receive Awards and in what amount) need not be uniform and may be made by it selectively among persons who are eligible to receive Awards under the Plan.

3.4 No Right to Continued Employment. Nothing in this Plan or in any Award Agreement, as applicable, shall confer on any Participant any right to continue in the employment of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate such Participant’s employment at any time for any reason or to continue such Participant’s present (or any other) rate of compensation.

3.5 Return of Prior Awards. The Board shall have the right, at its discretion, to require Participants to return to the Company Awards previously granted to them under the Plan in exchange for new Awards; provided that, no Participant shall be required, without such Participant’s prior written consent, to return any Award if the new Award is to be made on terms less favorable to such Participant than the Award to be returned. Subject to the provisions of the Plan, such new Awards shall be upon such terms and conditions as are specified by the Board at the time the new Awards are made.

3.6 Securities Laws. The Plan has been instituted by the Company to provide certain compensatory incentives to Participants and is intended to qualify for an exemption from the registration requirements (a) under the Securities Act, as amended, pursuant to Rule 701 of the Securities Act, and (b) under applicable state securities laws.

ARTICLE IV

OPTIONS

4.1 Options. The Board shall have the right and power to grant to any Participant, at any time prior to the termination of this Plan, Options in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Board. Options granted under this Plan shall be in the form described in this Article IV, or in such other form or forms as the Board may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Board. Except as otherwise set forth in an Award Agreement, Options shall be subject to all of the terms and conditions contained in this Plan.

4.2 Vesting of Options. Unless otherwise set forth in an Award Agreement, all Options shall be subject to vesting in accordance the provisions of this Section 4.2. In addition to the other requirements set forth in this Section 4.2, Options shall vest only so long as a Participant remains employed by the Company or one of its Subsidiaries. Unless otherwise set forth in an Award Agreement, all Awards of Options shall be divided into three equal portions, with each such portion exercisable for one-third of the number of shares of Class B Common Stock for which such Options are exercisable, and such portions shall be referred to hereunder as “Tranche I Options”, “Tranche II Options”, and “Tranche III Options”.

(a) Tranche I Vesting. Unless otherwise set forth in an Award Agreement, the Tranche I Options will be subject to time vesting and will time vest on each date set forth below with respect to the cumulative percentage of shares of Class B Common Stock issuable upon exercise of each of the Tranche I Options set forth opposite such date if the respective Participant is, and has been, continuously employed by the Company or any of its Subsidiaries from the date of award through such date:

Date	Cumulative Percentage of Shares Vested
1st anniversary of date of grant	20%
2nd anniversary of date of grant	40%
3rd anniversary of date of grant	60%
4th anniversary of date of grant	80%
5th anniversary of date of grant	100%

Notwithstanding the foregoing, all Tranche I Options shall be considered 100% vested upon consummation of a Change in Control.

(b) Tranche II Vesting. Unless otherwise set forth in an Award Agreement, the Tranche II Options shall become vested if both the “time-vesting” condition and the “performance-vesting” condition set forth in this Section 4.2(b) are satisfied, and will only be deemed vested pursuant to this Section 4.2(b) when they have both time vested and performance vested in accordance with the terms hereof.

(i) The Tranche II Options will “time vest” in the same manner as the Tranche I Options (any portion that is so “time-vested” from time to time shall be called, the “Time-Vested Percentage”).

(ii) The Tranche II Options will “performance vest” upon the earlier to occur of (so long as such holder of Tranche II Options is employed by the Company on the date of the following relevant event): (A) a Change in Control or (B) the IPO Measurement Date following an Initial Public Offering, in which both (x) the Sponsor IRR on the date of the consummation of such Change in Control or the IPO Measurement Date, as applicable, is equal to or greater than 17.5%, and (y) the Sponsor Inflows prior to and in connection with such Change in Control or Initial Public Offering (as of the IPO Measurement Date), as applicable, are at least 2.0 times the Sponsor Outflows prior to the date of the consummation of such Change in Control or Initial Public Offering (as of the IPO Measurement Date), as applicable.

(iii) The Tranche II Options also will “performance vest” if any of the following occurs:

(A) both of the following conditions are satisfied prior to the holder’s Termination Date:

(x) the Sponsor IRR (measured on a cash basis) at any time is equal to or greater than 12% (the “12% IRR Condition”) and

(y) the Sponsor Inflows at any time are equal to or greater than 2.0 times the Sponsor Outflows (collectively, (x) and (y), the “Tranche II Vesting Condition”); or

(B) the holder of such Tranche II Options is employed by the Company on the Acceleration Date; provided that this clause (B) shall not apply if the Sponsors have disposed of all of their equity securities of the Company (including securities which are convertible into equity securities of the Company) prior to the Acceleration Date and the Tranche II Vesting Condition (as defined above) was not satisfied.

(c) Tranche III Vesting. Unless otherwise set forth in an Award Agreement, the Tranche III Options shall become vested if both the time-vesting condition and the performance-vesting condition set forth in this Section 4.2(c) are satisfied, and will only be deemed fully vested pursuant to this Section 4.2(c) when they have both time vested and performance vested in accordance with the terms hereof.

(i) The Tranche III Options will “time vest” in the same manner as the Tranche I Options (any portion that is so “time-vested” from time to time shall be called, the “Time-Vested Percentage”).

(ii) The Tranche III Options will “performance vest” upon the earlier to occur of (so long as such holder of Tranche III Options is employed by the Company on the date of the following relevant event): (A) a Change in Control or (B) the IPO Measurement Date following an Initial Public Offering, in which both (x) the Sponsor IRR on the date of the consummation of such Change in Control or the IPO Measurement Date, as applicable, is equal to or greater than 22.5%, and (y) the Sponsor Inflows prior to and in connection with such Change in Control or Initial Public Offering (as of the IPO Measurement Date), as applicable, are at least 2.5 times the Sponsor Outflows prior to the date of the consummation of such Change in Control or Initial Public Offering (as of the IPO Measurement Date), as applicable.

(iii) The Tranche III Options also will “performance vest” if any of the following occurs:

(A) both of the following conditions are satisfied prior to the holder’s Termination Date:

(x) the 12% IRR Condition and

(y) the Sponsor Inflows at any time are equal to or greater than 2.5 times the Sponsor Outflows (collectively, (x) and (y), the “Tranche III Vesting Condition”); or

(B) the holder of such Tranche III Options is employed by the Company on the Acceleration Date; provided that this clause (B) shall not apply if the Sponsors have disposed of all of their equity securities of the Company (including securities which are convertible into equity securities of the Company) prior to the Acceleration Date and the Tranche III Vesting Condition (as defined above) was not satisfied.

For the avoidance of doubt, to the extent that the Sponsors dispose of all of their equity securities of the Company (including securities which are convertible into equity securities of the Company) prior to the applicable Acceleration Date and the applicable performance metrics set forth in this Section 4.2 with respect to any Tranche II Option or Tranche III Option (or any shares of restricted Award Stock issued thereunder) are not satisfied, then such unvested Tranche II Options or unvested Tranche III Options (or any unvested shares of restricted Award Stock issued thereunder) shall be forfeited without consideration therefor and the Participant shall have no further rights with respect thereto.

ARTICLE V

GENERAL OPTION PROVISIONS

5.1 Normal Expiration. All Options granted under this Plan shall expire at the close of business on the tenth anniversary of the date of grant to the Participant holding such Options (the “Normal Expiration Date”), subject to earlier expiration as provided in this Article V.

5.2 Expiration of Options; Exercise on Termination.

(a) If a Participant ceases to be employed by the Company and its Subsidiaries for any reason, then the portion of such Participant’s Options that have not fully vested as of the Termination Date shall expire at such time.

(b) In addition, upon (i) the consummation of a Change in Control or (ii) the close of business on the date that the Sponsors cease to own any equity securities (including securities which are convertible into equity securities), all unvested Tranche II Options and Tranche III Options shall expire, unless such Option becomes vested in connection with such event.

(c) Unless otherwise set forth in an Award Agreement, the portion of a Participant’s Options that have fully vested as of such Participant’s Termination Date shall expire (i) thirty (30) days after the Termination Date if a Participant is terminated without Cause or if a Participant resigns for any reason (including Retirement), (ii) ninety (90) days after the Termination Date if a Participant is terminated by the Company following such Participant’s Disability, (iii) 180 days after the Termination Date if a Participant is terminated due to death, and (iv) immediately upon termination if a Participant is terminated with Cause.

5.3 Exercise of Options.

(a) Date Exercisable. The Options may be exercised as follows: (i) with respect to vested Options, at any time after all or any portion of a Participant’s Options have become vested and prior to their expiration and (ii) with respect to unvested Tranche II Options and Tranche III Options, as of August 31, 2015 (the “Exercise Period”). In connection with the exercise of any unvested Tranche II Options and Tranche III Options pursuant to the preceding sentence, the Award Stock that is issued to the Participant in respect of such unvested Options shall be restricted Award Stock that is subject to the same vesting and transfer restrictions to which such Option was subject immediately prior to such exercise.

(b) Procedure for Exercise. At any time during the Exercise Period, a Participant may exercise all or any specified portion of such Options by delivering written notice of exercise specifically identifying the particular Options (including whether Options are Tranche I, II, or III Options) to the Company (an “Exercise Notice”), together with a written acknowledgment that such Participant has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to such Participant regarding the Company. Payment by Participants in connection with any exercise (a) shall be made by delivery of a cashier’s, certified check or wire transfer in the amount equal to the product of the exercise price multiplied by the number of Award Stock to be acquired, plus the amount of any additional federal and state income taxes or any income taxes or employee’s social security contributions arising in any jurisdiction outside the United States required to be withheld (or accounted for to appropriate revenue authorities by the Participant’s employer) by reason of the exercise of the Options (which such amount shall be calculated by the Company and provided to Participants promptly following delivery of an Exercise Notice, and which shall be subject to later adjustment by the Company (with a corresponding payment by or refund to Participant) in the event that any such adjustment is required), and (b) shall be due in full from the Participant either (i) at the same time as delivery of the Exercise Notice (with the portion representing taxes or contributions due within two (2) days of the date on which the Company informs the Participant of the amount of such items pursuant to the provisions of this section) or (ii) in the event the Participant is at the time of exercise not employed by the Company or any of its Subsidiaries, then upon the first to occur of (A) the date of closing of any repurchase of Award Stock issuable in connection with such exercise in accordance with the provisions of Section 7.3, (B) the Company’s delivery of notice that neither it nor the Sponsors will exercise their Repurchase Option with respect to the Award Stock issuable in connection with such exercise, and (C) the expiration of the Repurchase Option (in accordance with the provisions of Section 7.5) applicable to the Award Stock issuable in connection with such exercise. For United States federal income tax purposes, the Company intends to treat Options as exercised at the time the Company issues the applicable Award Stock to the Participant. At the discretion of the Board, which discretion shall be exercised (among other considerations) in a manner intended (as determined in good faith by the Board) to cause a Participant’s options not to be treated as deferred compensation within the meaning of Code Section 409A, a Participant may be permitted to acquire Award Stock upon the exercise of Options without payment in cash therefor pursuant to a cashless exercise of such Options. Such cashless exercise shall be effectuated by the Company delivering shares of Class B Common Stock to the Participant with a Fair Market Value equal to (a) the Fair Market Value of all shares issuable upon exercise of such Options, minus (b) the aggregate exercise price of all shares issuable upon exercise of such Options (together with the amount of any income taxes or employee’s social security contributions arising in respect of such cashless exercise).

5.4 Representations on Exercise. In connection with any exercise of Options and the issuance of Award Stock thereunder (other than pursuant to an effective registration statement under the Securities Act), Participant shall by the act of delivering the Exercise Notice (and without any further action on the part of the Participant) represent and warrant to the Company that as of the time of such exercise:

(a) The Award Stock to be acquired by Participant upon exercise shall be acquired for Participant’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Award Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(b) Participant is or was an employee of the Company or one of its Subsidiaries, is sophisticated in financial matters, and is able to evaluate the risks and benefits of the investment in the Award Stock.

(c) Participant is able to bear the economic risks of an investment in the Award Stock for an indefinite period of time and is aware that transfer of the Award Stock may not be possible because (i) such transfer is subject to contractual restrictions on transfer set forth herein, in the Stockholders Agreement and in the Registration Rights Agreement and (ii) the Award Stock has not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act and such applicable state securities laws or an exemption from such registration is available.

(d) Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Award Stock issued upon exercise and has had full access to such other information concerning the Company as Participant has requested.

In connection with any exercise of Options, Participant shall make such additional customary investment representations as the Company may require and Participant shall execute such documents necessary for the Company to perfect exemptions from registration under federal and state securities laws as the Company may reasonably request. In addition, in connection with any exercise of Options, Participant shall make an election under Section 83(b) of the Code, in the form prescribed by the Board.

5.5 Non-Transferability.

(a) All Options are personal to a Participant and are not Transferable by such Participant, other than by will or pursuant to applicable laws of descent and distribution. Only a Participant, the Participant’s estate or personal representatives or heirs, or any Permitted Transferee are entitled to exercise Options. All Award Stock issued pursuant to the exercise of any Option shall not be Transferable (other than pursuant to Article VII or VIII below, or as otherwise permitted pursuant to the terms of the Stockholders Agreement) by the Participant or Permitted Transferee who exercised such option and purchased such Award Stock (or any subsequent transferee) until the occurrence of a Change in Control. Any attempted Transfer of Options or Award Stock issued upon exercise thereof which is not specifically permitted under the Plan shall be null and void.

(b) Notwithstanding the provisions of Section 5.5(a) above, Options and Award Stock issued pursuant to the exercise of any Option shall be Transferable by a Participant to any of such Participant’s Permitted Transferees; provided that, in no event shall any Participant be allowed, without the prior consent of the Board, to Transfer Options pursuant to this Section 5.5(b) more than once, nor to more than one (1) of such Participant’s Permitted Transferees, and in such case such Permitted Transferee shall thereafter not be allowed, without the prior consent of the Board, to Transfer any of the Options Transferred to such Permitted Transferee pursuant to this Section 5.5(b). As part of any such Transfer, the

Permitted Transferee shall execute such documents as the Company may reasonably require, which documents shall provide that the Permitted Transferee (i) remains bound by the Plan and the applicable Award Agreement in the same manner as the Participant, and (ii) is bound by all of the terms and conditions of the Stockholders Agreement.

(c) No Participant shall make any Transfer prohibited by this Section 5.5 either directly or indirectly. Without limiting the generality of the foregoing, no Participant shall make one or more transfers to one or more Permitted Transferees and then dispose of all or any portion of such Participant’s interest in any such Permitted Transferee. Any Transfer or attempted Transfer in violation of this clause (c) shall be null and void.

(i) Upon the exercise of an Option, the Company shall issue, in the name of each Participant to whom Options have been granted, stock certificates representing the total number of shares of Award Stock issued in respect of such Option, as soon as reasonably practicable after such exercise. The Company shall hold such certificates for the Participant’s benefit until such Award Stock becomes freely Transferable, at which time the Company shall deliver such certificates (free of all such Transfer restrictions) to the Participant.

(ii) Unless the Board determines otherwise, any Participant who holds Award Stock shall have the right to receive dividends and distributions, if any are declared, with respect to such Award Stock; provided that, any dividends payable on shares of restricted Award Stock shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which the restrictions on such Award Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the restricted Award Stock to which such dividends relate).

5.6 Rights as a Stockholder. A Participant holding Options shall have no rights as a stockholder with respect to any shares of Award Stock issuable upon exercise thereof until the date on which a stock certificate is issued to such Participant representing such Award Stock. The Company shall issue Award Stock to Participants no later than twenty (20) days following receipt by the Company of all exercise payments required to be made by a Participant in connection therewith; provided that, such time period shall be reduced to two (2) days during the thirty (30) days following any notice given by the Company pursuant to Section 5.7 of the Plan. Except as otherwise expressly provided in the Plan or in any Award Agreement, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

5.7 Notice of Dividends. The Board shall provide notice to all Participants who hold vested Options in the event that it intends to declare any dividend or distribution in respect of shares of Class B Common Stock. Such notice shall be provided not less than ten (10) days prior to the record date of such dividend or distribution, and shall describe in reasonable detail the approximate amounts anticipated to be distributed in respect of the Class B Common Stock.

ARTICLE VI

JOINDERS

6.1 Stockholders Agreement and Registration Rights Agreement. Exercise of any Options shall constitute agreement by the Participant making such exercise, to be bound by all of the terms and conditions of the Stockholders Agreement and Registration Rights Agreement with respect to the Award Stock, or any other Company capital stock, issuable to or held by such Participant. All of the terms of the Stockholders Agreement and Registration Rights Agreement are incorporated herein by reference.

ARTICLE VII

REPURCHASE OF SHARES

7.1 Repurchase Option. In the event that a Participant is no longer employed by the Company or any of its Subsidiaries for any reason, all Award Stock issued or issuable to such Participant, whether held by such Participant or one or more transferees of such Participant, will be subject to repurchase by the Company and the Sponsors (solely at their option), by delivery of one or more Repurchase Notices (as defined below) within the time periods set forth below, pursuant to the terms and conditions set forth in this Article VII (the “Repurchase Option”). The Repurchase Option shall terminate on the first to occur of a Change in Control or an Initial Public Offering.

(a) Termination Other than for Cause or Resignation. If a Participant is no longer employed by the Company or any of its Subsidiaries as a result of any reason other than such Participant’s (i) termination for Cause or (ii) resignation (for any reason other than a Retirement, which shall be covered by Section 7.1(b)), then on or after the Termination Date the Company may elect to purchase all or any portion of the Award Stock issued or issuable to such Participant at a price per share equal to the Fair Market Value thereof, in each case as determined as of a date determined by the Board that is the anticipated date of the Repurchase Closing (as defined in Section 7.3 below). Notwithstanding the foregoing, in the event a Participant resigns due to a Retirement and subsequently takes any action described in the first sentence of Section 9.3 at any time within one (1) year after such Participant’s Termination Date, then the purchase price per share shall be the lower of Fair Market Value and Original Value.

(b) Termination for Cause or Resignation (other than for Retirement). If a Participant is no longer employed by the Company or any of its Subsidiaries as a result of such Participant’s (i) termination by the Company or any of its Subsidiaries for Cause or (ii) resignation for any reason other than a Retirement, then on or after the Termination Date, the Company may elect to purchase all or any portion of the Award Stock issued or issuable to such Participant at a price per share equal to the lower of the Fair Market Value and Original Value thereof, in each case as determined as of a date determined by the Board that is the anticipated date of the Repurchase Closing (as defined in Section 7.3 below).

7.2 Option Repurchases. In the event the Company and/or the Sponsors, as applicable, exercise the Repurchase Option with respect to any shares of Award Stock issuable upon exercise of any Options held by a Participant, then such Participant shall be required, promptly following receipt of a Repurchase Notice (as defined in Section 7.3 below), to exercise such Options and purchase from the Company (in accordance with the provisions of Section 5.3) all shares of Award Stock for which the Company and/or the Sponsors, as applicable, shall have delivered a Repurchase Notice.

7.3 Repurchase Procedures. Pursuant to the Repurchase Option, the Company may elect to exercise the right to purchase all or any portion of the shares of Award Stock issued to a Participant by delivering written notice or notices (each, a “Repurchase Notice”) to the holder or holders of the such Award Stock at any time and from time to time no later than 120 days after the Termination Date (or 180 days, in the case of the Participant’s Disability, or 270 days, in the case of the Participant’s death, or one year and 10 days, in the case of the Participant’s resignation); provided that (x) such periods may be tolled in accordance with Section 7.6 below and (y) such time period for delivering a Repurchase Notice shall automatically be extended until the 185th day following the issuance of Award Stock under an Option notwithstanding any other provision herein. Each Repurchase Notice will specifically identify the shares of Award Stock to be acquired from such holder(s) (including whether such shares are issuable upon exercise of Tranche I, II, or III Options), the repurchase price of such shares, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction (each, a “Repurchase Closing”). In the event that the Company elects to purchase a portion of such Award Stock pursuant to the terms of this Section 7.3, if any shares of such Award Stock are held by transferees of such Participant, the Company shall purchase the shares elected to be purchased first from such Participant to the extent of the shares of such Award Stock then held by such Participant and second purchase any remaining shares elected to be purchased from such other holder(s) of Award Stock pro rata according to the number of shares of Award Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). More than one Repurchase Notice may be delivered during the applicable periods for delivering a Repurchase Notice.

7.4 Sponsor Rights.

(a) If for any reason the Company does not elect to purchase all of the Award Stock (issued or issuable to a particular Participant) pursuant to the Repurchase Option pursuant to one or more Repurchase Notices, the Sponsors will be entitled to exercise the Repurchase Option, in the manner set forth in this Section 7.4, for the Award Stock the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within ninety (90) days after the Termination Date (or 150 days, in the case of the Participant’s Disability, or 240 days, in the case of the Participant’s death), the Company shall give written notice (each, an “Option Notice”) to the Sponsors setting forth the number of Available Shares and the price for each Available Share as determined pursuant to the provisions of this Article VII; provided that such time period for delivering an Option Notice shall automatically be extended until the 210th day following the issuance of Award Stock under an Option notwithstanding any other provision herein.

(b) The Sponsors may elect to purchase any number of Available Shares by delivering written notice (an “Election Notice”) to the Company within twenty (20) days after receipt of the Option Notice from the Company. If the Sponsors elect to purchase an aggregate number of shares greater than the number of Available Shares, each class of Available Shares shall be allocated among the Sponsors based upon the number of shares of Common Stock owned by each Sponsor on a fully-diluted basis.

(c) As soon as practicable, and in any event within ten (10) days after the expiration of the 20-day period set forth above, the Company shall notify the holder(s) of Award Stock as to the number of shares being purchased from such holder(s) by the Sponsors (each, a “Supplemental Repurchase Notice”). At the time the Company delivers a Supplemental Repurchase Notice to the holder(s) of Award Stock, the Company shall also deliver written notice to each electing Sponsor setting forth the number of shares that the Company and each Sponsor will acquire, the aggregate purchase price and the time and place of the closing of the transaction.

7.5 Closing of Repurchase. The closing of the transactions contemplated by this Article VII will take place on the date designated by the Company in the applicable Repurchase Notice or Supplemental Repurchase Notice, as the case may be, which date will be the later of (i) 181 days after the date that the Award Stock to be repurchased pursuant to such Repurchase Option is first issued and (ii) sixty (60) days after delivery of such notice. The Company and/or the Sponsors, as the case may be, will pay for the Award Stock to be purchased pursuant to the Repurchase Option by delivery of a check payable to the holder(s) of Award Stock or a wire transfer of immediately available funds. In addition, the Company may pay the repurchase price for such Award Stock by offsetting such amounts against any bona fide debts owed by Participant to the Company or any of its Subsidiaries. The Company and/or the Sponsors as the case may be, will receive customary representations and warranties from each seller regarding the sale of Award Stock including, but not limited to, the representation that such seller has good and marketable title to the Award Stock to be Transferred free and clear of all liens, claims and other encumbrances, and will be entitled to require all sellers’ signatures be guaranteed by a national bank or reputable securities broker. In the event that a repurchase is to take place at a price equal to Fair Market Value, and the Fair Market Value of the Award Stock has increased or decreased from the date on which it is determined to the date of closing pursuant to this Section 7.5, then the repurchase shall be consummated at such higher or lower price.

7.6 Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Award Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Award Stock for cash and the Sponsors have not elected to acquire all Award Stock which the Company and the Sponsors have a right to repurchase pursuant to this Article VII, the Company shall have the right to deliver, as payment of the repurchase price, a subordinated note or notes payable in up to three equal annual installments beginning on the first anniversary of the closing of such repurchase and bearing interest (accruing quarterly) at a rate per annum equal to 7%. Any such notes issued by the Company shall be subject to any restrictive covenants which the Company is subject to at the time of repurchase. If any such restrictions prohibit the repurchase of Award Stock for such subordinated notes and the Sponsors have not elected to acquire all Award Stock which the Company and the Sponsors have a right to repurchase pursuant to this Article VII, the time periods provided in this Article VII shall be suspended for a period of up to twelve months, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions but in no event later than twelve months after the initial time periods hereunder.

7.7 Forfeitures of Unvested Award Stock. Notwithstanding anything to the contrary contained in this Agreement, on the date that any unvested Award Stock ceases to be eligible to vest pursuant to this Agreement or any Award Agreement, the Participant shall automatically (a) forfeit and have no further rights with respect to such unvested Award Stock and (b) be entitled to a payment by the Company and the Sponsors with respect to each share of unvested Award Stock in an amount equal to the lesser of (i) the Fair Market Value thereof and (ii) the cash purchase price per share paid by the Participant with respect to such unvested Award Stock.

ARTICLE VIII

PUBLIC OFFERINGS

8.1 Cooperation in an IPO. In the event that the Company approves an Initial Public Offering, the holders of Options or Award Stock will take all necessary or desirable actions in connection with the consummation of such offering. In the event that such Initial Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure will adversely affect the marketability of the offering, each holder of Options or Award Stock will consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters and the Board find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange.

8.2 Compliance with Laws. Each Option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal securities or other law or regulation or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised or paid in Class B Common Stock in whole or in part unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained and the holder of the Option will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Board may at any time impose any limitations upon the exercise of an Option which, in the Board’s discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Board may, in its discretion and without the consent of the holders of any such Options, so reduce such period on not less than 15 days’ written notice to the holders thereof.

8.3 Purchaser Representative. If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), as a condition to participation in such sale (whether or not obligated to so participate pursuant to the provisions of the Stockholders Agreement or otherwise), the holders of Award Stock will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Award Stock appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative; but if any holder of Award Stock declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative and such holder will be responsible for the fees of the purchaser representative so appointed.

ARTICLE IX

RESTRICTIVE COVENANTS

The Company and its Subsidiaries operate in a highly sensitive and competitive commercial environment. As part of their employment with the Company and its Subsidiaries, Participants will be exposed to highly confidential and sensitive information regarding the Company’s and its Subsidiaries’ business operations, including corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier, and employee relationships. It is critical that the Company take all necessary steps to safeguard its legitimate protectable interests in such information and to prevent any of its competitors or any other persons from obtaining any such information. Therefore, as consideration for the Company’s agreement to grant Options to a Participant, each Participant shall agree to be bound by the following restrictive covenants:

9.1 Confidentiality. Each Participant acknowledges that the information, observations and data obtained by him or her while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any of its Subsidiaries (“Confidential Information”) are the property of the Company or such Subsidiary. Therefore, each Participant agrees that he or she shall not disclose to any unauthorized Person or use for his or her own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of such Participant’s acts or omissions. Each Participant shall deliver to the Company or one of its Subsidiaries, at the termination of such Participant’s employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its Subsidiaries which he or she may then possess or have under his or her control.

9.2 Assignment of Inventions. Each Participant acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, formulas, recipes, customer lists, and all similar or related information (whether or not patentable) which relate to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by such Participant while employed by the Company and its Subsidiaries (“Work Product”) belong to the Company or such Subsidiary. Each Participant shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the period of Participant’s employment) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

9.3 Non-Competition; Non-Solicitation. At any time during a Participant’s Non-Competition Period, such Participant shall not, for himself or herself or on behalf of any other Person, participate in, directly or indirectly, any Competing Business in the United States; provided that, nothing in this sentence shall restrict a Participant from passive ownership of three (3) percent or less of the publicly traded securities of any Person. During a Participant’s Non-Competition Period, a Participant shall not (i) induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof, (ii) hire directly or through another entity any person who was an employee (other than clerical or administrative support personnel) of the Company or its Subsidiaries at any time during the Non-Competition Period or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its Subsidiaries to cease doing business with the Company or its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or its Subsidiaries (including, without limitation, making any negative statements or communications concerning the Company or its Subsidiaries).

9.4 No Restriction on Earning a Living. By his or her acceptance and/or acquisition of an Award, each Participant thereby acknowledges that the provisions of this Article IX do not preclude such Participant from earning a livelihood, nor do they unreasonably impose limitations on Participant’s ability to earn a living. In addition, each Participant thereby acknowledges that the potential harm to the Company and/or its Subsidiaries of non-enforcement of this Article IX outweighs any harm to Participant of enforcement (by injunction or otherwise) of this Article IX against him. If any portion of the provisions of this Article IX is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, definition of activities covered, or definition of information covered is considered to be unreasonable in scope, the invalid or unenforceable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Participant in agreeing to the provisions of this Article IX will not be impaired and the provision in question shall be enforceable to the fullest extent of applicable law.

ARTICLE X

OTHER PROVISIONS

10.1 Indemnification. No member of the Board, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards made thereunder, and each member of the Board shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such member and the Company.

10.2 Termination and Amendment. The Board at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan; provided that, the Board may not change any of the terms of an Award Agreement in a manner adverse to a Participant without the prior written approval of such Participant.

10.3 Taxes.

(a) The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy his or her minimum Federal, state, local, and foreign withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy such minimum withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all Federal, state, local, and foreign withholding tax requirements.

(b) Except as otherwise expressly provided in an Award Agreement, the Board may, in its discretion permit a Participant to satisfy his or her tax withholding obligation either by (i) surrendering Award Stock owned by the Participant or (ii) having the Company withhold from Award Stock otherwise deliverable to such Participant. Award Stock surrendered or withheld shall be valued at Fair Market Value as of the date on which income is required to be recognized for income tax purposes.

10.4 Withholding. In a situation where, if a Participant were to receive Award Stock, the Company or any of its Affiliates (or a former Affiliate) would be obliged to (or would suffer a disadvantage if it were not to) account for any tax or social security contributions in any jurisdiction for which that person would be liable by virtue of the receipt of Award Stock or which would be recoverable from that person (together, the “Tax Liability”), the Options may not be exercised unless that person has either (i) made a payment to the Company or any of its Affiliates (or a former Affiliate) of an amount at least equal to the Company’s estimate of the Tax Liability, or (ii) entered into arrangements acceptable to the Company or any of its Affiliates (or a former Affiliate) to secure that such a payment is made (whether by authorizing the sale of some or all of the Award Stock on the Participant’s behalf and the payment to the Company or any of its Affiliates (or a former Affiliate) of the relevant amount out of the proceeds of sale or otherwise).

10.5 Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Options were granted) about the Participant and the Participant’s participation in the Plan.

10.6 Notices. Notices required or permitted to be made under the Plan shall be in writing and shall be deemed given, delivered and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (New York time) on a business day, (b) the business day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (New York time) on any business day and earlier than 11:59 p.m. (New York time) on the day preceding the next business day, (c) one (1) business day after when sent, if sent by nationally recognized overnight courier service (charges prepaid), or (d) upon actual receipt by the person to whom such notice is required to be given. All notices shall be addressed (i) to a Participant at such Participant’s address as set forth in the books and records of the Company and its Subsidiaries, or (ii) to the Company or the Board at the principal office of the Company clearly marked “Attention: Board of Directors”.

10.7 Severability. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Plan shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.8 Prior Agreements. No provision of any employment, severance, incentive award, change in control or other similar agreement entered into by a Participant, on the one hand, and any Subsidiary of the Company, on the other hand, prior to May 23, 2008 shall modify or have any effect in any manner on any provision of this Plan or any term or condition of any Award Agreement to which such Participant is a party, and, subject to the foregoing and except as otherwise expressly agreed between the Company and a Participant, nor shall any provision of this Plan modify or have any effect in any manner on any provision of any employment, severance, incentive award, change in control, or similar agreement entered into by a Participant and any Subsidiary of the Company. Without limiting the generality of the foregoing, any provision in any such agreement that purports to apply in any manner to options, stock, equity-based awards, or the like shall not apply to or have any effect on any Awards under the Plan.

10.9 Governing Law and Forum; Waiver of Jury Trial. The Plan shall be construed and interpreted in accordance with the laws of the State of Delaware. Each Participant who accepts an Award thereby agrees that any suit, action or proceeding brought by or against such Participant in connection with this Plan shall be brought solely in the courts of the State of Delaware or the United States District Court for the District of Delaware, each Participant consents to the jurisdiction and venue of each such court, and each Participant agrees to accept service of process by the Company or any of its agents in connection with any such proceeding. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER.

10.10 Section 409A Compliance.

(a) It is the intention of the Company and the Board that the Plan not be subject to the provisions of Section 409A of the Code, as in effect as of May 23, 2008 or subsequently modified thereafter, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. In the event that Section 409A would impose a detriment on the Participants, taken as a whole, with respect to Awards under the Plan, then the Board shall consider in good faith modifications or amendments to the Plan intended to eliminate or ameliorate such detriment. In no event shall the Company, the Board, or any of their respective Affiliates be liable to any Participant or any other Person for any such detriment, or any other cost, expense, tax, or liability imposed on a Participant or any other Person as a result of such Participant’s acceptance of any Award or participation in the transactions contemplated by the Plan, and each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan (including any taxes and penalties under Section 409A of the Code).

(b) With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(c) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(d) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (ii) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

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